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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF FREEDMAN, LEVY, KROLL & SIMONDS]


                                                              CABLE "ATTORNEYS"
                                                       TELECOPIER: 202-457-5151



                                February 13, 1998


Infodata Systems Inc.
12151 Monument Drive
Fairfax, Virginia 22033

Gentlemen:

          Re:  Infodata Systems Inc.
               Registration Statement on Form SB-2


     We have been engaged as special counsel to Infodata Systems Inc. (the "Company") for the purpose of rendering an opinion as to the legality of the issuance of shares of the Company's Common Stock. In connection with the Registration Statement on Form SB-2 (Registration No. 333-42611) filed by the Company with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an underwritten public offering by the Company of up to 1,840,000 shares of the Company's common stock, par value of $.03 per share, (the "Shares") to be made through a group of underwriters represented by Southeast Research Partners, Inc. and GKN Securities Corp. Such amount includes 240,000 Shares underlying an over-allotment option granted to the underwriters. A form of underwriting agreement has been filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").



     This opinion is being delivered to the Commission as Exhibit 5.1 to the Registration Statement.


     We have examined (1) the Articles of Incorporation, and all amendments thereto, certified by the Secretary of State of the Commonwealth of Virginia,
(2) the By-Laws of the Company, certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement, and (4) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.
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     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Virginia.

     2.   When the following events shall have occurred:

          (a) the Registration Statement, as amended, shall have been ordered effective by the Commission in accordance with the Securities Act of 1933, as amended, and

          (b) the Shares shall have been paid for and issued in accordance with the terms of the Underwriting Agreement and as provided in the Registration Statement,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it under the heading "Legal Matters" appearing in the Prospectus which is part of the Registration Statement.

                                        Sincerely,

                                        /s/ Freedman, Levy, Kroll & Simonds

                                        Freedman, Levy, Kroll & Simonds


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